Exhibit 99.1

FibroGen Reports Financial Results for the Third Quarter of 2016 and Provides Corporate Update

– Completes Enrollment of Roxadustat Phase 3 Studies in China for Anemia in CKD –

– Conference Call and Webcast to be Held Today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time––

SAN FRANCISCO—November 8, 2016 -- FibroGen, Inc. (NASDAQ: FGEN), a research-based biopharmaceutical company, today reported financial results for the quarter ended September 30, 2016 and provided an update on the company’s recent developments.

“The completion of enrollment in our Phase 3 roxadustat studies in China is a significant milestone for FibroGen and our first-in-class small molecule treatment for anemia. We are gratified to be able to advance this promising new therapeutic for patients with chronic kidney disease,” said Thomas B. Neff, FibroGen’s Chief Executive Officer. “In collaboration with our world-class partners, AstraZeneca and Astellas, we have substantially expanded the reach of our global development programs, while efficiently managing use of our resources.”

Recent Developments

Roxadustat (FG-4592)

Anemia in Chronic Kidney Disease (CKD):

•	Completed enrollment of Phase 3 clinical development program in China for treatment of anemia in dialysis and non-dialysis chronic kidney disease patients
•	Initiating new drug application process in China in 2016, and expect to announce topline Phase 3 data in early 2017
•	In August, the independent data safety monitoring board reviewing the China Phase 3 data recommended that these studies continue without modification to current protocols
•

In October, the independent data safety monitoring board reviewing Phase 3 studies to support U.S. and European regulatory submissions recommended these studies continue without modification to current protocols

•

Achieved initial target enrollment objectives for all three FibroGen-sponsored Phase 3 clinical trials supporting U.S. and European approval, and are continuing to enroll Global Phase 3 program focused on U.S. incident dialysis and non-dialysis patients

•	Results from the Japan Phase 2 study in CKD non-dialysis-dependent patients will be presented at the American Society of Nephrology’s Kidney Week in November 2016
•	Remain on track for an NDA submission for roxadustat in the United States in 2018

Other Anemia Program Highlights

•	The U.S. FDA accepted the company’s investigational new drug application for a Phase 3 trial evaluating roxadustat for the treatment of anemia in myelodysplastic syndrome (MDS) patients

Pamrevlumab (FG-3019)

Fibrosis and Other Fibroproliferative Diseases

•

Data presented from the open-label extension of the 049 study in idiopathic pulmonary fibrosis (IPF) at the 19th International Colloquium on Lung and Airway Fibrosis in September showed no safety issues during prolonged treatment with pamrevlumab

•	Trends toward improved or stable pulmonary function and stable fibrosis observed in the initial one-year study (049) have continued among patients participating in the extension study
•	Anticipate topline results for 067 IPF placebo-controlled study and combination therapy sub-study in summer 2017
•	Continue to enroll locally advanced pancreatic cancer patients in open-label, randomized Phase 2 trial
•	Expect to present updated, interim results from open-label, randomized Phase 2 pancreatic cancer study in January 2017
•	Continue to enroll in the company’s open-label study of pamrevlumab in non-ambulatory Duchenne muscular dystrophy patients

Financial Highlights

•	Net loss per basic and diluted share for the quarter ended September 30, 2016, was $0.38, as compared to $0.74 a year ago.
•	At September 30, 2016, FibroGen had $356.8 million of cash, cash equivalents, investments, receivables, and restricted cash.

Conference Call Details

FibroGen will host a conference call and webcast today, November 8, 2016, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), to discuss Third Quarter 2016 financial results and provide a corporate update. Interested parties may access a live audio webcast of the conference call via the investor section of the FibroGen website, www.fibrogen.com. To access the conference call by telephone, please dial 1 (888) 771-4371 Confirmation Number: 43661114 (U.S. and webcast will be available shortly after the call for two weeks. To access the replay, please dial 1 (888) 843-7419 (U.S. and Canada) or +1 (630) 652-3042 (international), and reference the FibroGen Q3 2016 conference call, using the passcode 4366 1114#

About FibroGen

FibroGen is a research-based biopharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics to treat serious unmet medical needs. The company utilizes its extensive experience in fibrosis and hypoxia-inducible factor (HIF) biology to generate development programs in multiple therapeutic areas. Its most advanced product candidate, roxadustat (FG-4592), is an oral small molecule inhibitor of HIF prolyl hydroxylases (HIF-PHs) in Phase 3 clinical development for the treatment of anemia in CKD. A second product candidate, pamrevlumab (FG-3019), our fully-human monoclonal antibody that inhibits the activity of CTGF, is in Phase 2 clinical development for the treatment of IPF, pancreatic cancer, and DMD.  For more information please visit: www.fibrogen.com.

Forward-Looking Statements

This release contains forward-looking statements, including statements regarding our clinical data reporting, potential milestones, potential safety and efficacy profile of our product candidates, clinical plans, regulatory submissions, and financial projections. Our actual results may differ materially from those indicated in these forward-looking statements due to risks and uncertainties related to the continued progress and timing of our various clinical programs, including enrollment of the Phase 3 clinical trials for roxadustat in CKD, the continued progress of our plans and programs in China, the outcome of regulatory filings for anemia associated with myelodysplastic syndrome, the enrollment and results from ongoing clinical trials for pamrevlumab in IPF, pancreatic cancer, and DMD, and other matters that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the Securities and Exchange Commission (SEC), including the risk factors set forth therein. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release, except as required by law.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$198,283	$153,324
Short-term investments	43,522	27,847
Accounts receivable	7,692	15,405
Prepaid expenses and other current assets	3,965	3,988
Total current assets	253,462	200,564

Restricted cash	7,254	7,254
Long-term investments	98,730	131,720
Property and equipment, net	124,774	129,020
Other assets	1,993	2,016
Total assets	$486,213	$470,574

Liabilities, stockholders' equity and non-controlling interests
Current liabilities:
Accounts payable	$2,039	$6,521
Accrued liabilities	51,748	47,932
Deferred revenue	7,957	12,728
Total current liabilities	61,744	67,181

Long-term portion of lease financing obligations	97,377	97,042
Product development obligations	15,744	15,085
Deferred rent	4,339	4,702
Deferred revenue, net of current	104,636	85,132
Other long-term liabilities	4,757	4,607
Total liabilities	288,597	273,749

Total stockholders’ equity	178,345	177,554
Non-controlling interests	19,271	19,271
Total equity	197,616	196,825
Total liabilities, stockholders' equity and non-controlling interests	$486,213	$470,574

(1)	The condensed consolidated balance sheet amounts at December 31, 2015 are derived from audited financial statements.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited)
Revenue:
License and milestone revenue	$20,867	$13,045	$113,802	$131,430
Collaboration services and other revenue	9,235	6,493	33,863	24,956
Total revenue	30,102	19,538	147,665	156,386
Operating expenses:
Research and development	40,558	52,071	136,599	154,165
General and administrative	11,646	11,237	33,440	31,399
Total operating expenses	52,204	63,308	170,039	185,564
Loss from operations	(22,102)	(43,770)	(22,374)	(29,178)
Interest and other, net:
Interest expense	(2,760)	(2,758)	(7,975)	(8,278)
Interest income and other, net	866	1,458	2,411	3,008
Total interest and other, net	(1,894)	(1,300)	(5,564)	(5,270)
Loss before income taxes	(23,996)	(45,070)	(27,938)	(34,448)
Provision for (benefit from) income taxes	158	28	(260)	(38)
Net loss	$(24,154)	$(45,098)	$(27,678)	$(34,410)

Net loss per share - basic and diluted	$(0.38)	$(0.74)	$(0.44)	$(0.57)

Weighted average number of common shares used to calculate net loss per share - basic and diluted	62,858	60,767	62,543	59,926

Contact

FibroGen, Inc.

Karen L. Bergman, VP, Investor Relations and Corporate Communications

+1.415.978.1433

kbergman@fibrogen.com